Exhibit 99.1

MSC Industrial Direct Co., Inc. Tel. 800.645.7270 Fax. 800.255.5067 www.mscdirect.com

MSC INDUSTRIAL DIRECT CO., INC. REPORTS RESULTS FOR ITS FISCAL 2014 FOURTH QUARTER AND FULL YEAR

- Net Sales of $726.6 Million in Fiscal 2014 Fourth Quarter -

- Adjusted Diluted EPS of $1.02, GAAP Diluted EPS of $1.01 in Fiscal 2014 Fourth Quarter -

Melville, NY, October 28, 2014 - MSC INDUSTRIAL DIRECT CO., INC. (NYSE: MSM), "MSC" or the "Company," a premier distributor of Metalworking and Maintenance, Repair and Operations ("MRO") supplies to industrial customers throughout North America, today reported financial results for its fiscal 2014 year and fourth quarter ended August 30, 2014.

Net sales for the fourth quarter of fiscal 2014 were $726.6 million, an increase of 7.8% over net sales of $673.8 million in the same quarter a year ago. Excluding non-recurring costs, adjusted operating income for the fiscal fourth quarter 2014 was $100.9 million, or 13.9% of net sales, compared to $98.7 million, or 14.7% of net sales in the same quarter a year ago. GAAP operating income for the fiscal fourth quarter 2014 was $99.8 million, or 13.7% of net sales, compared to $92.4 million, or 13.7% of net sales in the same quarter a year ago.

Excluding the after tax effects of non-recurring costs, adjusted net income for the fiscal fourth quarter 2014 was $63.5 million, or $1.02 per diluted share (based on 62.0 million diluted shares outstanding), compared to $60.3 million, or $0.95 per diluted share, in the same quarter a year ago (based on 63.2 million diluted shares outstanding). GAAP net income for the fiscal fourth quarter 2014 was $62.8 million, or $1.01 per diluted share, compared to $56.4 million, or $0.89 per diluted share, in the same quarter a year ago.

For the 2014 fiscal year, net sales increased 13.4% to $2.8 billion from $2.5 billion in fiscal year 2013. Class C Solutions Group (“CCSG”) contributed $184 million of incremental net sales in the fiscal year 2014. Excluding non-recurring costs, adjusted operating income for fiscal 2014 was $400.5 million, or 14.4% of net sales compared to $401.4 million, or 16.3% of net sales, in fiscal 2013. GAAP operating income for fiscal 2014 was $383.2 million, or 13.7% of net sales, compared to $385.5 million, or 15.7% of net sales, in fiscal 2013. Excluding the after tax effects of the non-recurring costs, adjusted net income for the 2014 fiscal year declined 0.5% to $246.9 million, or $3.93 per diluted share (based on 62.3 million diluted shares outstanding), compared to $248.2 million, or $3.91 per diluted share, a year ago (based on 63.0 million diluted shares outstanding). GAAP net income for fiscal 2014 was $236.1 million, or $3.76 per diluted share, compared to $238.0 million, or $3.75 per diluted share, in fiscal 2013.

Erik Gershwind, President and Chief Executive Officer, stated, “Our organic growth rate accelerated above industry rates as fiscal 2014 progressed and our share gains continued despite the headwinds of the abnormally soft pricing environment. Our growth and infrastructure investments progressed as planned and began contributing to our improved growth as the year progressed. We also delivered successfully against the framework we provided a year ago, as well as on the primary goals for the integration of CCSG, including our accretion targets.”

Jeff Kaczka, Executive Vice President and Chief Financial Officer, commented, “Our fiscal fourth quarter 2014 continued the trend of improving average daily sales with growth at the top end of our guidance, momentum that continued into the fiscal first quarter 2015. Despite the pressure on gross margin from mix and the soft pricing environment, we achieved the top end of our earnings guidance. Our confidence in continued cash generation is reflected in our increased ordinary dividend and the announced special dividend. This maintains flexibility for opportunistic share repurchases and strategic investments, while preserving our appropriately conservative balance sheet.”

Mr. Gershwind concluded, “As we look forward, we see continued market share gains as the manufacturing economy improves and our investments begin to bear fruit. Our growth and infrastructure initiatives are progressing as planned and we continue moving to higher value-add, higher retention channels. While the current pricing environment is temporarily affecting our near-term operating margin performance, I remain confident in our earnings power as we leverage our investments and move through the abnormally soft pricing environment.”

MSC INDUSTRIAL DIRECT CO., INC. REPORTS FOURTH QUARTER AND FISCAL 2014 RESULTS	Page - 2 -

Outlook

The Company expects net sales for the fiscal first quarter 2015 to be between $727 million and $739 million. Excluding non-recurring integration costs associated with CCSG, the Company expects adjusted diluted earnings per share for the fiscal first quarter 2015 to be between $0.95 and $0.99.

The Company expects the non-recurring costs related to the CCSG acquisition to have approximately a $0.01 impact on its GAAP diluted earnings per share in the fiscal first quarter 2015.

An explanation and reconciliation of the non-GAAP financial measures contained in this press release to the most directly comparable GAAP financial measures are included in the attached tables.

Conference Call Information

MSC will host a conference call today at 8:30 a.m. Eastern Time to review the Company’s fiscal 2014 fourth quarter and full year results. The call, accompanying slides and other operational statistics may be accessed via the Internet on MSC’s website located at: http://investor.mscdirect.com. A replay of the conference call will be available on the Company’s website until Friday, November 28, 2014.

Alternatively, the conference call can be accessed by dialing 1-877-443-5575 (U.S.), 1-855-669-9657 (Canada) or 1-412-902-6618 (international). A replay will be available within one hour of the conclusion of the call and will remain available until Friday, November 28, 2014. The replay is accessible by dialing 1-877-344-7529 (U.S.) or 1-412-317-0088 (international) and entering passcode 10052241.

The Company’s reporting date for fiscal first quarter 2015 results will be January 7, 2015.

Contact Information

Investors:	Media:
John G. Chironna	Rachel Rosenblatt
VP Investor Relations & Treasurer	FTI Consulting – Strategic Communications
MSC Industrial Direct Co., Inc.	(212) 850-5600
(704) 987-5231

About MSC Industrial Direct Co., Inc. MSC Industrial Direct Co., Inc. is one of the largest distributors of Metalworking and Maintenance, Repair and Operations ("MRO") supplies to industrial customers throughout the United States. MSC employs one of the industry's largest sales forces and distributes over 1 million industrial products from approximately 3,000 suppliers. The majority of our solutions are in-stock with 99% availability and next day standard delivery to the contiguous United States on qualifying orders up until 8 p.m. Eastern Time. For more information, visit MSC's website at http://www.mscdirect.com.

Note Regarding Forward-Looking Statements: Statements in this Press Release may constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including statements about expected future results, expected benefits from our investment and strategic plans, including the Class C Solutions Group (“CCSG”) acquisition, and expected future margins, are forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. Factors that could cause actual results to differ materially from those in forward-looking statements include: problems with successfully integrating acquired operations, unanticipated delays or costs associated with opening or expanding our customer fulfillment centers, current economic, political and social conditions, changing customer and product mixes, financial restrictions on outstanding borrowings, industry consolidation, the loss of key suppliers or supply chain disruptions, competition, general economic conditions in the markets in which we operate, volatility in commodity and energy prices, credit risk of our customers, risk of cancellation or rescheduling of orders, work stoppages or other business interruptions (including those due to extreme weather conditions) at transportation centers or shipping ports, the risk of war, terrorism and similar hostilities, dependence on our information systems and on key personnel, goodwill and intangible assets recorded as a result of our acquisitions could be impaired, disclosing our use of “conflict minerals” in certain of the products we distribute could raise reputational and other risks, the Company’s ability to enhance its information technology systems without disruption to our business operations, and the outcome of potential government or regulatory proceedings or future litigation relating to pending or future claims, inquiries or audits. Additional information concerning these and other risks is described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the reports on Forms 10-K and 10-Q that we file with the U.S. Securities and Exchange Commission. We assume no obligation to update any of these forward-looking statements.

MSC INDUSTRIAL DIRECT CO., INC. REPORTS FOURTH QUARTER AND FISCAL 2014 RESULTS	Page - 3 -

MSC INDUSTRIAL DIRECT CO., INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

	August 30, 2014	August 31, 2013
ASSETS
Current Assets:
Cash and cash equivalents	$47,154	$55,876
Accounts receivable, net of allowance for doubtful accounts	382,784	345,366
Inventories	449,814	419,012
Prepaid expenses and other current assets	40,410	35,464
Deferred income taxes	41,253	37,771
Total current assets	961,415	893,489
Property, plant and equipment, net	294,348	251,536
Goodwill	629,335	630,318
Identifiable intangibles, net	138,314	155,324
Other assets	37,335	12,336
Total assets	$2,060,747	$1,943,003

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Revolving credit note	$70,000	$--
Current maturities of long-term debt	26,829	14,184
Accounts payable	116,283	113,636
Accrued liabilities	96,052	85,759
Total current liabilities	309,164	213,579
Long-term debt, net of current maturities	240,235	241,566
Deferred income taxes and tax uncertainties	112,785	97,475
Total liabilities	662,184	552,620
Commitments and Contingencies
Shareholders’ Equity:
Preferred Stock	--	--
Class A common stock	56	55
Class B common stock	13	14
Additional paid-in capital	573,730	528,770
Retained earnings	1,286,068	1,132,868
Accumulated other comprehensive loss	(5,054)	(4,427)
Class A treasury stock, at cost	(456,250)	(266,897)
Total shareholders’ equity	1,398,563	1,390,383
Total liabilities and shareholders’ equity	$2,060,747	$1,943,003

MSC INDUSTRIAL DIRECT CO., INC. REPORTS FOURTH QUARTER AND FISCAL 2014 RESULTS	Page - 4 -

MSC INDUSTRIAL DIRECT CO., INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(In thousands, except net income per share data)

	(Unaudited)
	Quarters Ended		Fiscal Years Ended
	August 30, 2014	August 31, 2013	August 30, 2014	August 31, 2013

	(13 weeks)	(13 weeks)	(52 weeks)	(52 weeks)
Net sales	$726,623	$673,773	$2,787,122	$2,457,649
Cost of goods sold	395,437	366,228	1,500,866	1,339,133
Gross profit	331,186	307,545	1,286,256	1,118,516
Operating expenses	231,360	215,193	903,072	732,990
Income from operations	99,826	92,352	383,184	385,526
Other income (expense):
Interest expense	(1,233)	(898)	(3,874)	(2,164)
Interest income	400	4	414	117
Other income (expense) net	178	(116)	(199)	(50)
Total other expense	(655)	(1,010)	(3,659)	(2,097)
Income before provision for income taxes	99,171	91,342	379,525	383,429
Provision for income taxes	36,358	34,967	143,458	145,434
Net income	$62,813	$56,375	$236,067	$237,995
Per Share Information:
Net income per common share:
Basic	$1.01	$0.89	$3.78	$3.77
Diluted	$1.01	$0.89	$3.76	$3.75
Weighted average shares used in computing net income per common share:
Basic	61,694	62,896	62,026	62,695
Diluted	62,016	63,203	62,339	63,011
Cash dividend declared per common share	$0.33	$0.30	$1.32	$1.20

MSC INDUSTRIAL DIRECT CO., INC. REPORTS FOURTH QUARTER AND FISCAL 2014 RESULTS	Page - 5 -

MSC INDUSTRIAL DIRECT CO., INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Income

(In thousands)

	For The Fiscal Years Ended
	August 30, 2014	August 31, 2013	September 1, 2012
	(52 weeks)	(52 weeks)	(53 weeks)
Net income, as reported	$236,067	$237,995	$259,031
Foreign currency translation adjustments	(627)	(1,984)	(358)
Comprehensive income	$235,440	$236,011	$258,673

MSC INDUSTRIAL DIRECT CO., INC. REPORTS FOURTH QUARTER AND FISCAL 2014 RESULTS	Page - 6 -

MSC INDUSTRIAL DIRECT CO., INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

	For the Fiscal Years Ended
	August 30, 2014 (52 weeks)	August 31, 2013 (52 weeks)
Cash Flows from Operating Activities:
Net income	$236,067	$237,995
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	64,946	49,479
Stock-based compensation	16,688	15,824
Loss on disposal of property, plant, and equipment	2,361	941
Provision for doubtful accounts	4,629	3,499
Deferred income taxes and tax uncertainties	11,829	6,360
Excess tax benefits from stock-based compensation	(5,480)	(6,040)
Write-off of deferred financing costs on previous credit facility	—	594
Changes in operating assets and liabilities, net of amounts associated with business acquired:
Accounts receivable	(41,460)	(15,630)
Inventories	(30,342)	23,409
Prepaid expenses and other current assets	(6,319)	(1,619)
Other assets	1,857	(1,784)
Accounts payable and accrued liabilities	17,630	12,409
Total adjustments	36,339	87,442
Net cash provided by operating activities	272,406	325,437
Cash Flows from Investing Activities:
Expenditures for property, plant and equipment	(70,617)	(89,252)
Investment in available for sale securities	(25,023)	—
Cash used in business acquisition, net of cash received	1,434	(548,769)
Net cash used in investing activities	(94,206)	(638,021)
Cash Flows from Financing Activities:
Purchases of treasury stock	(191,359)	(3,773)
Payment of cash dividends	(82,607)	(75,860)
Payments on capital lease and financing obligations	(1,851)	(1,300)
Excess tax benefits from stock-based compensation	5,480	6,040
Proceeds from sale of Class A common stock in connection with associate stock purchase plan	3,998	3,785
Proceeds from exercise of Class A common stock options	20,447	21,664
Borrowings under financing obligations	1,353	1,417
Borrowings under Credit Facility	135,000	370,000
Credit Facility financing costs	—	(1,912)
Payments of notes payable and revolving loans under the Credit Facility	(77,500)	(120,000)
Net cash (used in) provided by financing activities	(187,039)	200,061
Effect of foreign exchange rate changes on cash and cash equivalents	117	(54)
Net decrease in cash and cash equivalents	(8,722)	(112,577)
Cash and cash equivalents – beginning of year	55,876	168,453
Cash and cash equivalents – end of year	$47,154	$55,876
Supplemental Disclosures of Cash Flow Information:
Cash paid for income taxes	$128,558	$130,342
Cash paid for interest	$3,087	$1,281

# # #

MSC INDUSTRIAL DIRECT CO., INC. REPORTS FOURTH QUARTER AND FISCAL 2014 RESULTS	Page -7 -

Non-GAAP Financial Measures

To supplement MSC’s selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures, including adjusted operating income, adjusted net income, and adjusted net income per diluted share. The adjusted supplemental measures exclude non-recurring costs associated with the Class C Solutions Group (“CCSG”) acquisition and the co-location of our corporate headquarters in Davidson, North Carolina and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with MSC's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate MSC’s results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of Company performance.

In calculating non-GAAP financial measures, we exclude these non-recurring costs to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such costs are not, in our view, related to the Company’s ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, we use non-GAAP financial measures as performance metrics for management incentive programs. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:

•	The ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;

•	The ability to better identify trends in the Company’s underlying business and perform related trend analyses; and

•	A better understanding of how management plans and measures the Company’s underlying business.

The following tables reconcile GAAP operating income, GAAP net income and GAAP net income per diluted share (“EPS”) to non-GAAP adjusted operating income, adjusted net income, and adjusted net income per diluted share:

	Thirteen Weeks Ended
	August 30, 2014
	(dollars in thousands)	Margin
GAAP Operating income	$99,826	13.7%
Non-recurring costs	1,108
Adjusted Operating income	$100,934	13.9%

	Thirteen Weeks Ended
	August 31, 2013
	(dollars in thousands)	Margin
GAAP Operating income	$92,352	13.7%
Non-recurring costs	6,392
Adjusted Operating income	$98,744	14.7%

MSC INDUSTRIAL DIRECT CO., INC. REPORTS FOURTH QUARTER AND FISCAL 2014 RESULTS	Page - 8 -

	Thirteen Weeks Ended
	August 30, 2014
	(dollars in thousands)	% of Sales
GAAP Operating expenses	$231,360	31.8%
Non-recurring costs	1,108
Adjusted Operating expenses	$230,252	31.7%

	Thirteen Weeks Ended
	August 31, 2013
	(dollars in thousands)	% of Sales
GAAP Operating expenses	$215,193	31.9%
Non-recurring costs	6,392
Adjusted Operating expenses	$208,801	31.0%

	Thirteen Weeks Ended	Thirteen Weeks Ended
	August 30, 2014	August 31, 2013

	(dollars in thousands)
Sales	$726,623	$673,773
Cost of Sales	395,437	366,228
Gross Margin	331,186	307,545
Operating Expenses	231,360	215,193
Income from Operations	99,826	92,352
Non-recurring costs	1,108	6,392
Adjusted Operating income	$100,934	$98,744

	Thirteen Weeks Ended
	August 30, 2014
(in thousands, except per share amounts)	$(after tax)	Diluted
		EPS
GAAP net income	$62,813	$1.01
Non-recurring costs*	702	0.01
Adjusted net income	$63,515	$1.02

*On a pre-tax basis includes approximately $29 of non-recurring relocation costs associated with the Co-Location of the Company’s headquarters in Davidson, North Carolina and approximately $1,079 of non-recurring integration costs associated with the CCSG acquisition for the thirteen weeks ended August 30, 2014. The non-recurring costs were calculated using an effective tax rate of 36.7%.

MSC INDUSTRIAL DIRECT CO., INC. REPORTS FOURTH QUARTER AND FISCAL 2014 RESULTS	Page - 9 -

	Thirteen Weeks Ended
	August 31, 2013
(in thousands, except per share amounts)	$(after tax)	Diluted
		EPS
GAAP net income	$56,375	$0.89
Non-recurring costs*	3,945	0.06
Adjusted net income	$60,320	$0.95

*On a pre-tax basis includes approximately $1,900 of non-recurring relocation costs associated with the Co-Location of the Company’s headquarters in Davidson, North Carolina and approximately $4,492 of non-recurring transaction and integration costs associated with the CCSG acquisition for the thirteen weeks ended August 31, 2013. The non-recurring costs were calculated using an effective tax rate of 38.3%.

	Fiscal Year Ended
	August 30, 2014
	(dollars in thousands)	Margin
GAAP Operating income	$383,184	13.7%
Non-recurring costs	17,349
Adjusted Operating income	$400,533	14.4%

	Fiscal Year Ended
	August 31, 2013
	(dollars in thousands)	Margin
GAAP Operating income	$385,526	15.7%
Non-recurring costs	15,881
Adjusted Operating income	$401,407	16.3%

	Fiscal Year Ended
	August 30, 2014
	(dollars in thousands)	% of Sales
GAAP Operating expenses	$903,072	32.4%
Non-recurring costs	17,349
Adjusted Operating expenses	$885,723	31.8%

MSC INDUSTRIAL DIRECT CO., INC. REPORTS FOURTH QUARTER AND FISCAL 2014 RESULTS	Page - 10 -

	Fiscal Year Ended
	August 31, 2013
	(dollars in thousands)	% of Sales
GAAP Operating expenses	$732,990	29.8%
Non-recurring costs	15,881
Adjusted Operating expenses	$717,109	29.2%

	Fiscal Year Ended
	August 30, 2014	August 31, 2013
	(dollars in thousands)
Sales	$2,787,122	$2,457,649
Cost of Sales	1,500,866	1,339,133
Gross Margin	1,286,256	1,118,516
Operating Expenses	903,072	732,990
Income from Operations	383,184	385,526
Non-recurring costs	17,349	15,881
Adjusted Operating income	$400,533	$401,407

	Fiscal Year Ended
	August 30, 2014
(in thousands, except per share amounts)	$(after tax)	Diluted
		EPS
GAAP net income	$236,067	$3.76
Non-recurring costs*	10,791	0.17
Adjusted net income	$246,858	$3.93

*On a pre-tax basis includes approximately $2,614 of non-recurring relocation costs associated with the Co-Location of the Company’s headquarters in Davidson, North Carolina, approximately $11,763 of non-recurring integration costs associated with the CCSG acquisition and approximately $2,972 for executive compensation for the fiscal year ended August 30, 2014. The non-recurring costs were calculated using an effective tax rate of 37.8%.

MSC INDUSTRIAL DIRECT CO., INC. REPORTS FOURTH QUARTER AND FISCAL 2014 RESULTS	Page - 11 -

	Fiscal Year Ended
	August 31, 2013
(in thousands, except per share amounts)	$(after tax)	Diluted
		EPS**
GAAP net income	$237,995	$3.75
Non-recurring costs*	10,226	0.16
Adjusted net income	$248,221	$3.91

*On a pre-tax basis includes approximately $4,291 of non-recurring relocation costs associated with the Co-Location of the Company’s headquarters in Davidson, North Carolina and approximately $11,590 of non-recurring transaction and integration costs associated with the CCSG acquisition for the fiscal year ended August 31, 2013. The non-recurring costs were calculated using an effective tax rate of 37.9%.